UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 9, 2012

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of Principal Executive Offices) (Zip Code)

1-866-878-5865

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 9, 2012, Wells Fargo & Company (the “Company”) issued a press release regarding an agreement with the federal government and state attorneys general concerning mortgage servicing, foreclosure and origination issues. The press release is included as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

In connection with the joint federal-state agreement, the Company and Wells Fargo Bank, National Association have agreed in principle with, respectively, the Board of Governors of the Federal Reserve System (the “FRB”) and the Office of the Comptroller of the Currency (the “OCC”) regarding the assessment of civil money penalties related to conduct that was the subject of consent orders entered into by the Company with the FRB, and the Bank with the OCC, effective April 13, 2011. The Company and the Bank may satisfy the civil money penalties through performance of the payment and consumer relief obligations in accordance with the terms of the joint federal-state agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued February 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2012	WELLS FARGO & COMPANY

	By:	/s/ James M. Strother
James M. Strother
Senior Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued February 9, 2012